UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CIM Commercial Trust Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIM COMMERCIAL TRUST CORPORATION

17950 PRESTON ROAD, SUITE 600

DALLAS, TEXAS 75252

Dear CIM Commercial Trust Corporation Common Stockholder:

You are cordially invited to attend the 2020 annual meeting of the common stockholders of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial”), to be held at 4:30 p.m., Pacific Time, on May 7, 2020 and any postponement or adjournment thereof if you are a common stockholder of record as of the close of business on March 27, 2020. The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://viewproxy.com/CIMCommercial/2020/. For procedures for attending the virtual meeting, please refer to Question 5 of the proxy statement.

At the annual meeting, CIM Commercial common stockholders will be asked to consider and vote upon the seven directors nominated in the proxy statement to serve for a one-year term, and until their successors are duly elected and qualify. In addition, we will ask common stockholders to consider and vote upon (i) the ratification of the appointment of BDO USA, LLP as CIM Commercial’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and (ii) the approval, by a non-binding advisory vote, of an advisory resolution on our executive compensation as described in our proxy statement.

The Board of Directors of CIM Commercial recommends the approval of each of these proposals. These foregoing items of business are more fully described in the proxy statement. We urge you to carefully review the proxy statement.

Your vote is very important. If you were a registered common stockholder as of the close of business on March 27, 2020, please authorize a proxy to vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the virtual annual meeting: (1) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or (2) as otherwise described herein. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares at the annual meeting or, to the extent permitted, regarding how to vote your shares yourself at the annual meeting. If you are a common stockholder of record and you attend the virtual annual meeting and wish to vote at the annual meeting, you may withdraw your proxy and vote online at the annual meeting.

On behalf of our Board of Directors, I thank you for your continued support.

Sincerely,

David Thompson Chief Executive Officer

April 10, 2020

This proxy statement is first being mailed to the common stockholders of CIM Commercial on or about April 16, 2020.

CIM COMMERCIAL TRUST CORPORATION

17950 PRESTON ROAD, SUITE 600

DALLAS, TEXAS 75252

NOTICE OF ANNUAL MEETING

OF COMMON STOCKHOLDERS OF CIM COMMERCIAL TRUST CORPORATION

TO BE HELD ON MAY 7, 2020

Dear CIM Commercial Trust Corporation Common Stockholder:

You are cordially invited to attend the annual meeting of common stockholders (the “Annual Meeting”) of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial”), to be held at 4:30 p.m., Pacific Time, on May 7, 2020 and any postponement or adjournment thereof if you are a common stockholder of record at the close of business on March 27, 2020. The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://viewproxy.com/CIMCommercial/2020/. For procedures for attending the virtual meeting, please refer to Question 5 of the proxy statement. The purpose of the Annual Meeting is to consider and vote on the following proposals:

1. Proposal 1: The election of the seven directors nominated in the proxy statement to serve for a one-year term, and until their successors are duly elected and qualify;

2. Proposal 2: The ratification of the appointment of BDO USA, LLP as CIM Commercial’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3. Proposal 3: The approval, by a non-binding advisory vote, of an advisory resolution on CIM Commercial’s executive compensation as described in the accompanying proxy statement; and

4. The consideration of any other business that is properly presented at the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors of CIM Commercial has fixed the close of business on March 27, 2020 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. The proxy card is enclosed with this notice of Annual Meeting and proxy statement.

Your vote is important to us and our business. I encourage you to complete, date, sign and return the accompanying proxy card whether or not you plan to attend the virtual Annual Meeting. If you plan to attend the virtual Annual Meeting to vote and your shares are in the name of a broker or bank, please contact your broker or bank for instructions.

Sincerely,

Jan F. Salit President and Secretary

April 10, 2020

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of

Stockholders to be Held on May 7, 2020.

Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available on our website at https://shareholders.cimcommercial.com/sec-filings.

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON MAY 7, 2020

This proxy statement, with the enclosed proxy card, is being furnished to the common stockholders of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial” and, together with its subsidiaries, the “Company,” “we,” “us” or “our”), in connection with the solicitation by the Board of Directors of CIM Commercial (the “Board”) of proxies to be voted at the 2020 annual meeting of the Company’s common stockholders (the “Annual Meeting”) to be held at 4:30 p.m., Pacific Time, on May 7, 2020 and any postponement or adjournment thereof. The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://viewproxy.com/CIMCommercial/2020/. For procedures for attending the virtual meeting, please refer to Question 5 of the proxy statement.

The Notice of Annual Meeting, this proxy statement, and the accompanying proxy card are being mailed to all common stockholders of record as of the below record date on or about April 16, 2020. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available on our website at https://shareholders.cimcommercial.com/sec-filings.

Only common stockholders of record as of the close of business on March 27, 2020 are entitled to notice of and to vote at the Annual Meeting. As of such date, we had 14,602,149 shares of common stock, $0.001 par value per share (“Common Stock”), outstanding. Each holder of record of Common Stock on the record date is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Common Stock held.

On September 3, 2019, we effected a 1-for-3 reverse stock split (the “Reverse Stock Split”) of our Common Stock. Unless otherwise specified, all Common Stock, per share of Common Stock amounts and related calculations set forth herein have been adjusted to give effect to the Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Who is entitled to vote?

Only holders of record of Common Stock as of the close of business on March 27, 2020 (the “record date”) are entitled to notice of and to vote at the Annual Meeting.

2.	What is a proxy?

It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated our Chief Executive Officer, David Thompson, President and Secretary, Jan F. Salit, and our Chief Financial Officer, Nathan D. DeBacker, as proxies for the Annual Meeting.

3.	How many votes is each share of Common Stock entitled to?

Each holder of record of Common Stock on the record date is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Common Stock held.

4.	What is the difference between a stockholder of record and stockholder who holds shares in “street name?”

If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in “street name” and you are a beneficial owner.

5.	How do I attend the Annual Meeting?

Our Annual Meeting will be a completely virtual meeting conducted exclusively via live webcast. The meeting will begin promptly at 4:30 p.m., Pacific Time, on May 7, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 4:00 p.m., Pacific Time, and you should allow ample time for the check-in procedures. If you encounter any technical difficulties with the virtual meeting platform during the check-in process or during the meeting, please call +1.866.612.8937 for assistance beginning at 4:00 p.m., Pacific Time, and until the meeting has finished.

If you hold shares other than through a Tel Aviv Stock Exchange (“TASE”) member, to participate in the virtual meeting, visit http://viewproxy.com/CIMCommercial/2020/ and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials.

If your shares are held in “street name” in the name of a TASE member, to participate in the virtual meeting, you will need to obtain from your TASE member an executed ownership certificate (‘Ishur Ba’alut’), signed by your TASE member with respect to the record date (i.e. March 27, 2020), and e-mail the executed form to Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (“GKH”), the Company’s counsel in Israel, at yuvale@gkh-law.com no later than the close of business in Israel on May 5, 2020. Once GKH has received your properly executed certificate, GKH will e-mail you a control number that you can use to enter the meeting at http://viewproxy.com/CIMCommercial/2020/.

Stockholders attending the meeting will have the opportunity to ask questions of the Company.

6.	How can I vote at the Annual Meeting?

If you are a holder of record of Common Stock on the record date, you may vote during the Annual Meeting by going to http://viewproxy.com/CIMCommercial/2020/. You will need the control number included on your proxy card or voting instruction form.

If your shares are held in “street name” in the name of a bank, broker or other nominee (other than through a TASE member), you will need to ask your bank, broker or other nominee for instructions on how to vote during the Annual Meeting. Please be aware that obtaining such a legal proxy may take several days.

If your shares are held in “street name” in the name of a TASE member, you may not vote your shares online at the Annual Meeting and must instead follow the procedures described in response to question 9.

7.	What shares are included on the proxy card?

If you are a stockholder of record of Common Stock as of the close of business on March 27, 2020, you will receive one proxy card for all the shares of Common Stock you hold in each single account, regardless of whether you hold them in certificate form or in book entry form. If you receive more than one proxy card, it generally means you hold shares of Common Stock registered in more than one account. Please sign and return all of the proxy cards you receive to ensure that your shares are voted.

8.	What constitutes a quorum?

The presence, online or represented by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any postponement or adjournment thereof. However, if a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days after the original record date without notice other than an announcement at the Annual Meeting.

9.	What different methods can I use to vote?

Depending on how you hold your shares, you may generally choose to authorize a proxy to vote your shares by mail or by attending and voting at the Annual Meeting. The method by which you vote does not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, you may vote your shares:

•	By Mail: Complete, sign, date and mail the written proxy card received with this proxy statement.

•	Telephone: You may vote by authorizing a proxy by telephone by calling the telephone number shown on your proxy card.

•	Online: You may vote online at the Annual Meeting if you are a holder of record. “Street name” holders may vote online at the Annual Meeting as described in question 6.

If your shares are held in “street name” in the name of a bank, broker or other nominee (other than a TASE member, which is discussed below), you may vote your shares by following the instructions that your bank, broker or other nominee provides to you, which may allow you to vote online or by mail or telephone. To vote at the Annual Meeting, follow the instructions provided in question 6.

If your shares are held in “street name” in the name of a TASE member, you may vote your shares online via the electronic voting system of the Israel Securities Authority (the “ISA”) at the web address https://votes.isa.gov.il no later than May 7, 2020 at 10:30 a.m., Pacific Time (or 8:30 p.m. Israel Time). You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.

10.	What is the record date and what does it mean?

The record date for the Annual Meeting is the close of business on March 27, 2020. The record date is established by the Board in accordance with our bylaws and the Maryland General Corporation Law. Owners of record of shares of Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting.

11.	What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a common stockholder of record and do not attend the Annual Meeting, your proxy must be received by telephone at or before 8:59 p.m., Pacific Time, on May 6, 2020, in order for your shares to be voted at the Annual Meeting.

If you are a beneficial owner of Common Stock held in “street name” (other than through a TASE member), please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

If you hold shares in “street name” through a TASE member, your votes must be recorded in the electronic voting system of the ISA no later than May 7, 2020 at 10:30 a.m., Pacific Time (or 8:30 p.m. Israel Time).

12.	How will voting on other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholder named in the proxy card, at his/her discretion. We do not presently know of any other business that may come before the Annual Meeting.

13.	What can I do if I change my mind after I return my proxy card?

Returning your proxy card will in no way limit your right to attend and vote online at the Annual Meeting. Stockholders can revoke a proxy by:

•	giving written notice of revocation to the Secretary of the Company, which notice must be received by the Company prior to May 6, 2020;

•	delivering a later-dated proxy in accordance with the procedure set forth in question 11; or

•	attending the virtual Annual Meeting and voting online as described in question 6 (attending the virtual Annual Meeting alone will not revoke your proxy), unless shares are held in “street name” in the name of a TASE member.

If your shares are held in an account at a bank, broker or other nominee and you desire to change your vote or vote electronically at the meeting, you should contact your bank, broker or other nominee for instructions on how to do so.

14.	On what items am I voting?

You are being asked to consider and vote on the following items:

•	the election of seven directors nominated by the Board;

•	the ratification of the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	the approval, by a non-binding advisory vote, of a resolution approving CIM Commercial’s executive compensation as described in this proxy statement.

15.	What are my voting choices when voting for director nominees?

In the vote on the election of the seven director nominees, common stockholders of record may:

•	vote in favor of all nominees;

•	vote in favor of specific nominees;

•	withhold their votes with respect to all nominees; or

•	withhold their votes with respect to specific nominees.

16.	What vote is required to approve each proposal?

Proposal No. 1—Election of Directors. To be elected as a director, our bylaws require that a nominee must receive a plurality of all the votes cast in the election of directors at the Annual Meeting at which a quorum is present. There is no cumulative voting in the election of directors.

Proposal No. 2—Ratification of the Appointment of BDO as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present will be required for the approval of the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal No. 3—Approval, By a Non-Binding Advisory Vote, of Our Executive Compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present will be required to approve the advisory resolution on executive compensation. Even though your vote is advisory and therefore will not be binding on the Company, the Board will review and consider the voting results when making future decisions regarding executive compensation.

17.	How does the Board recommend that I vote?

The Board recommends a vote:

•	FOR the seven director nominees;

•	FOR the ratification of the appointment of BDO as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020; and

•	FOR the resolution approving, by a non-binding advisory vote, CIM Commercial’s executive compensation as described in this proxy statement.

18.	What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	FOR the election of all director nominees;

•	FOR the ratification of the appointment of the independent registered public accounting firm; and

•	FOR the resolution approving, by a non-binding advisory vote, CIM Commercial’s executive compensation as described in this proxy statement.

19.	How are broker non-votes counted?

Holders in “street name” (other than through a TASE member)

If on the record date your shares were held in “street name” through a broker, bank or other nominee (other than a TASE member), in the absence of specific instructions from you on how to vote your shares, your broker, bank or other agent may not be able to vote your shares on certain matters. The shares that cannot be voted by banks, brokers or other nominees if the beneficial holder fails to provide instructions are called broker non-votes. Broker non-votes will have the following effects at the Annual Meeting:

•	Proposal No. 1—Election of Directors. Your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.

•	Proposal No. 2—Ratification of the Appointment of BDO as our Independent Registered Public Accounting Firm. Your broker, bank or other nominee is entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

•	Proposal No. 3—Approval, By a Non-Binding Advisory Vote, of Our Executive Compensation. Your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

Holders in “street name” through a TASE member

If on the record date your shares were held in “street name” through a TASE member, your TASE member will not vote your shares (as described above) and you must vote through the electronic voting system of the ISA as described in question 9. If you do not vote your shares through this system, we will treat your shares as not present and not entitled to vote for the purpose of determining the presence of a quorum and your shares will have no effect on the vote of any proposal.

20.	How are abstentions counted?

Because an abstention is not a vote cast, if you instruct your proxy or broker, bank or other nominee to “abstain” (or vote “abstain” via the electronic voting system of the ISA) on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, abstentions will be counted as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

21.	Can I access the proxy statement and Annual Report on Form 10-K on the Internet?

The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 is available on our website at https://shareholders.cimcommercial.com/sec-filings.

22.	How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged any solicitor to assist with the solicitation of proxies. In accordance with Securities and Exchange Commission (“SEC”) rules, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of shares.

Our directors and officers may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

IMPORTANT: If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution (other than a TASE member), you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares of Common Stock. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares of Common Stock. If you hold your shares through a TASE member, you should vote your shares by following the instructions in question 9.

SECURITY OWNERSHIP OF CIM COMMERCIAL’S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS AND CURRENT BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), Series D Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), and Series L Preferred Stock, $0.001 par value per share (“Series L Preferred Stock”), as of April 9, 2020 by (1) each named executive officer, (2) each current director and (3) all executive officers and directors as a group. In each case, the percent of class owned reflects the number of shares of Common Stock outstanding as of April 9, 2020.

	Common Stock				Series A Preferred Stock		Series D Preferred Stock		Series L Preferred Stock
Name of Beneficial Owner	No. of Shares			Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class
David Thompson	7,500			*	—	—	—	—	—	—
Jan F. Salit	30,040	(1)		*	—	—	—	—	—	—
Nathan D. DeBacker	3,000			*	—	—	—	—	—	—
Richard Ressler	2,753,318	(2)	(3)	18.9%	—	—	—	—	—	—
Avraham Shemesh	2,748,303	(2)	(4)	18.8%	—	—	—	—	—	—
Shaul Kuba	2,748,303	(2)	(4)	18.8%	—	—	—	—	—	—
Kelly Eppich	12,691			*	—	—	—	—	—	—
Douglas Bech	7,291			*	—	—	—	—	—	—
Robert Cresci	5,705			*	—	—	—	—	—	—
Frank Golay, Jr.	7,625			*	—	—	—	—	—	—
Directors and Executive Officers as a group (10 persons)	2,837,578			19.4%	—	—	—	—	—	—

*	Less than 1%.

(1)	Mr. Salit has sole voting and investment power over these shares, which include 40 shares held in an IRA.

(2)	CIM Group, LLC is the sole equity member of each of CIM Service Provider, LLC and CIM Urban Sponsor, LLC. Because of their positions with CIM Group, LLC, Shaul Kuba, Richard Ressler and Avraham Shemesh, the founders of CIM Group, LLC, may be deemed to beneficially own the 2,586,371 shares of Common Stock (17.7%) owned directly by CIM Service Provider, LLC and the 156,728 shares of Common Stock (1.1%) owned directly by CIM Urban Sponsor, LLC. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over all of these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

(3)	Mr. Ressler has sole voting and investment power over 10,219 shares of Common Stock held by a subsidiary of a trust formed by Mr. Ressler for the benefit of his family members.

(4)	Each of Messrs. Shemesh and Kuba have shared voting and investment power over 5,204 shares of Common Stock held by each of their respective family trusts, with respect to which they were grantors.

Beneficial Owners of More than 5% of our Common Stock

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock, Series D Preferred Stock and Series L Preferred Stock based on filings with the SEC as of April 9, 2020 by each person known by us to beneficially own more than 5% of our Common Stock. In each case, the percent of class owned reflects the number of shares of Common Stock outstanding as of April 9, 2020, and, where applicable, the number of shares owned has been adjusted to give effect to the Reverse Stock Split.

	Common Stock				Series A Preferred Stock		Series D Preferred Stock		Series L Preferred Stock
Name and Address of Beneficial Owner	No. of Shares			Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class
Richard Ressler(1)	2,753,318	(2)	(3)	18.9%	—	—	—	—	—	—
Avraham Shemesh(1)	2,748,303	(2)	(4)	18.8%	—	—	—	—	—	—
Shaul Kuba(1)	2,748,303	(2)	(4)	18.8%	—	—	—	—	—	—
CIM Service Provider, LLC(1)	2,586,371			17.7%	—	—	—	—	—	—
Arnaud Ajdler	912,634	(5)		6.2%	—	—	—	—	—	—
Engine Capital Management GP, LLC Engine Investments, LLC Engine Capital Management, LP 1345 Avenue of the Americas, 33rd Floor New York, New York 10105
Morgan Stanley	817,781	(6)		5.6%	—	—	—	—	—	—
1585 Broadway New York, New York 10036
PGGM Vermogensbeheer B.V.	783,614	(7)		5.4%	—	—	—	—	—	—
Noordweg Noord 150 3704 JG Zeist, The Netherlands
Treasurer of the State of North Carolina	783,614	(8)		5.4%	—	—	—	—	—	—
3200 Atlantic Avenue Raleigh, North Carolina 27604

(1)	The business address of Messrs. Ressler, Shemesh and Kuba, for the purposes hereof, and the address of CIM Service Provider, LLC, is c/o CIM Group, LLC, 4700 Wilshire Boulevard, Los Angeles, California 90010.

(2)	CIM Group, LLC is the sole equity member of each of CIM Service Provider, LLC and CIM Urban Sponsor, LLC. Because of their positions with CIM Group, LLC, Shaul Kuba, Richard Ressler and Avraham Shemesh, the founders of CIM Group, LLC, may be deemed to beneficially own the 2,586,371 shares of Common Stock (17.7%) owned directly by CIM Service Provider, LLC and the 156,728 shares of Common Stock (1.1%) owned directly by CIM Urban Sponsor, LLC. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over all these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

(3)	Mr. Ressler has sole voting and investment power over 10,219 shares of Common Stock held by a subsidiary of a trust formed by Mr. Ressler for the benefit of his family members.

(4)	Each of Messrs. Shemesh and Kuba have shared voting and investment power over 5,204 shares of Common Stock held by each of their respective family trusts, with respect to which they were grantors.

(5)	This information is based solely upon information contained in a Schedule 13G filed with the SEC on January 28, 2020 by Mr. Ajdler, Engine Capital Management GP, LLC, Engine Investments, LLC, Engine Capital Management, LP, Engine Capital, L.P. and Engine Jet Capital, L.P. Mr. Ajdler serves as the managing member of each of Engine Capital Management GP, LLC and Engine Investments, LLC and the managing partner of Engine Capital Management, LP. Engine Capital Management GP, LLC serves as the general partner of Engine Capital Management, LP, which serves as the investment manager of each of Engine Capital, L.P. and Engine Jet Capital, L.P. Engine Investments, LLC serves as the general partner of each of Engine Capital, L.P. and Engine Jet Capital, L.P. By virtue of these relationships, Mr. Ajdler, Engine Capital Management GP, LLC, Engine Investments, LLC and Engine Capital Management, LP may be deemed to beneficially own the 750,749 shares of Common Stock (5.1%) owned directly by Engine Capital, L.P. and the 161,885 shares of Common Stock (1.1%) owned directly by Engine Jet Capital, L.P.

(6)	This information is based solely upon information contained in a Schedule 13G filed with the SEC on January 30, 2020 by Morgan Stanley and Morgan Stanley Capital Services, LLC. Morgan Stanley has shared voting and investment power over such shares. Morgan Stanley may be deemed to beneficially own the 815,542 shares of Common Stock (5.6%) over which its wholly owned subsidiary, Morgan Stanley Capital Services LLC, has shared voting and investment power.

(7)	This information is based solely upon information contained in a Schedule 13G/A filed with the SEC on October 10, 2019 by PGGM Vermogensbeheer B.V., acting in its capacity as legal representative of Stichting Depositary PGGM Private Real Estate Fund.

(8)	This information is based solely upon information contained in a Schedule 13G filed with the SEC on March 22, 2019 by the Treasurer of the State of North Carolina.

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board presently consists of seven directors.

At the Annual Meeting, you will be asked to consider and vote upon the election of seven directors. The seven current directors will be up for election at the Annual Meeting. For your review and consideration, a biography of each nominee for director is contained in this proxy statement under the section titled “Corporate Governance, Director Nominees.” The term of office of each person elected to be a director of the Company will be until the annual meeting of the stockholders in 2021 and until such person’s successor is duly elected and qualifies. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes nominated by the Board. In no event, however, can the proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of the nominees listed below to serve as directors of the Company.

Vote Required

Directors are elected by a plurality of the affirmative votes cast by those holders present and entitled to vote at the Annual Meeting at which a quorum is present. There is no cumulative voting in the election of directors.

The Board recommends a vote “FOR” the election of each of the directors nominated.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board (the “Audit Committee”), has appointed BDO as our independent registered public accounting firm with respect to our operations for the fiscal year ending December 31, 2020. Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will answer appropriate questions. Stockholder ratification of the appointment of BDO as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of BDO to the common stockholders for ratification as a matter of good corporate governance. If the common stockholders fail to ratify the appointment, the Audit Committee may reconsider whether to retain BDO. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

We are asking that you ratify the appointment of BDO, although your ratification is not required.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the ratification of the appointment of BDO as our independent registered public accounting firm.

The Board recommends a vote “FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking advisory stockholder approval of the compensation of our named executive officers as further described below under “Executive Compensation.” The stockholder vote is an advisory vote only and is not binding on the Company or the Board. Although the vote is non-binding, the Board values the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Unless the Board modifies its policy on the frequency of future advisory votes on executive compensation, the next such vote will occur at the 2021 annual meeting of stockholders.

Our executive compensation system is designed to promote the Company’s financial and operational success by (i) attracting, motivating and assisting in the retention of highly qualified and talented executives, including our named executive officers, who will enable us to perform better than our competitors and drive long-term stockholder value; and (ii) reinforcing desired financial business results to our executives, including our named executive officers, and motivating them to make decisions that produce such results. We believe that our executive compensation system appropriately links pay to both the Company’s and the executive’s performance and is well aligned with the long-term interests of our stockholders. The Board does not allocate a fixed percentage to any specific component of compensation, but works with management to design an overall compensation structure that best serves its goals and appropriately motivates our executive officers to provide outstanding service to the Company. We believe that our executive compensation objectives have resulted in executive compensation decisions that have appropriately incentivized (without undue risk) the achievement of financial goals that have benefited our Company and our stockholders and are expected to drive long-term stockholder value over time.

As described in detail in the “Compensation Discussion and Analysis” section below, the Company is externally operated by the Operator (as defined in “Related Person Transactions—Transactions with Related Persons—Asset Management and Other Fees to Related Parties”), an affiliate of CIM Group, L.P., pursuant to an Investment Management Agreement (the “Investment Management Agreement”) between the Operator and CIM Urban Partners L.P. (“CIM Urban”), a principal subsidiary of the Company. In addition, CIM Service Provider, LLC (the “Administrator”), a subsidiary of CIM Group, LLC, provides certain administrative services to the Company and its subsidiaries pursuant to a Master Services Agreement (the “Master Services Agreement”). Charles E. Garner II, the Company’s former Chief Executive Officer (until March 29, 2019), David Thompson, the Company’s current Chief Executive Officer (from and after March 29, 2019) and former Chief Financial Officer, and Nathan D. DeBacker, the Company’s Chief Financial Officer (from and after March 29, 2019) are employed by an affiliate of the Operator and the Administrator and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Mr. Garner, Mr. Thompson or Mr. DeBacker any compensation in 2019. Therefore, their compensation is not discussed in the “Compensation Discussion and Analysis” section below.

We are asking stockholders to vote on the following advisory resolution:

Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of Jan F. Salit, the Company’s only named executive officer being compensated by the Company, as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in the proxy statement.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the proposal.

The Board recommends a vote “FOR” the approval of the advisory resolution on CIM Commercial’s executive compensation for the year ended December 31, 2019, as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Company Leadership Structure; Board Role in Risk Oversight

Leadership Structure. The Board does not have a formal policy regarding the leadership structure of the Company and whether the roles of chairman and chief executive officer should be separated, but instead believes that these matters should be determined based on a number of different factors and circumstances, including the Company’s position, history, size, culture, stockholder base, board size and board composition and that, as a result, the appropriate structure may change from time to time as circumstances warrant. Currently, the roles of Chairman of the Board and principal executive officer of the Company are separated. Our Chairman of the Board is Mr. Ressler and our principal executive officer is Mr. Thompson.

Risk Oversight. The Company is exposed to a variety of risks. The entire Board regularly assesses major risks facing the Company and reviews options for their mitigation. The Board may appoint a committee to address a specific risk or to oversee the Company’s response to a specific risk. In particular, the Audit Committee of the Board oversees the Company’s policies with respect to risk assessment and risk oversight and oversees risk with respect to financial reporting matters. The Board also relies on management to bring significant matters to its attention.

The Board believes that the Company’s current leadership structure, including the independent Audit Committee oversight function and the open access of the Board to the Company’s executive officers and senior management as the Board determines is appropriate, supports the oversight role of the Board in the Company’s risk management.

Statement on Corporate Governance

The Company is dedicated to establishing and maintaining high standards of corporate governance.

Notable features of our current corporate governance structure include the following:

•	our Board is not staggered, which means each of our directors is subject to re-election annually;
•	we have separated the roles of Chairman of the Board and principal executive officer;
•	a majority of our directors meet the criteria for independence of The Nasdaq Stock Market LLC (“Nasdaq”);
•	we opted out of the Maryland Control Share Acquisition Act (which provides certain takeover defenses);
•	we provide an annual advisory vote on executive compensation;
•	we do not have a stockholder rights plan; and
•	our standing audit, compensation and nominating and corporate governance committees are each comprised solely of independent directors.

Governance Principles. The Board has adopted a set of Governance Principles that provides a framework for the governance of the Company. The Company’s Governance Principles may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Governance Documents.”

Contacting the Board. The Board welcomes your questions and comments. If you would like to communicate directly with the Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company, at 17950 Preston Road, Suite 600, Dallas, Texas 75252, or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the Audit Committee, which in turn may forward certain communications to the entire Board in its discretion.

Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, the Operator and the Administrator, including the Company’s principal executive officer and principal financial and accounting officer (the “Code of Ethics”).

If the Board amends any provisions of the Code of Ethics that applies to the Company’s principal executive officer or any other executive officer of the Company or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements by disclosing the amendment or waiver in a Current Report on Form 8-K filed with the SEC within four business days following such amendment or waiver.

The Company’s Code of Business Conduct and Ethics may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Governance Documents.”

Independence of Directors

Under the corporate governance standards of Nasdaq, a majority of the members of the Board must be independent. In making independence determinations, the Board observes all criteria for independence established by the SEC and Nasdaq. As part of such review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Company, including (if applicable) those reported under “Related Person Transactions.” The purpose of such review is to determine whether any such relationships or transactions are inconsistent with a determination that a director is independent. Based on the foregoing, the Board has determined that each of Messrs. Bech, Cresci, Eppich and Golay are independent directors.

Meetings of the Board

The Board held a total of eight meetings during the year ended December 31, 2019. Each director attended at least 75 percent of the aggregate number of Board meetings and the meetings of committees on which he served during 2019. Directors are encouraged to attend the annual meeting of stockholders of the Company. Five out of the seven members of our Board attended our 2019 annual meeting of stockholders.

Independent Director Meetings

The independent directors have at least one regularly scheduled meeting or executive session per year without the presence of other directors and management. Any independent director can request that an additional executive session be scheduled.

Committees of the Board

The Board has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The Company has a standing Audit Committee that oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The Audit Committee consists of Mr. Cresci (chairman), Mr. Bech and Mr. Golay. The Audit Committee is comprised entirely of directors who meet the independence and financial literacy requirements of Nasdaq and applicable SEC rules. See “—Independence of Directors.” In addition, the Board has determined that Mr. Cresci qualifies as an “audit committee financial expert” as defined in SEC rules

The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit function, if any. In accordance with its Audit Committee Charter, the Audit Committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, who reports directly to the Committee, approval of the engagement fee of the independent registered public accounting firm and pre-approval of the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan and evaluates matters relating to the audit and internal controls of the Company. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent registered public accounting firm.

During 2019, the Audit Committee held five meetings.

The charter for the Audit Committee may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Governance Documents.”

Compensation Committee. Our Compensation Committee consists of two of our independent directors: Messrs. Golay, who serves as chairman, and Bech. Our Board has adopted a charter for the Compensation Committee that sets forth its specific functions, powers, duties and responsibilities. Among other things, the Compensation Committee charter calls upon the Compensation Committee to:

•	In consultation with senior management, establish the Company’s general compensation philosophy and oversee the development, implementation and administration of compensation plans, policies and programs, if any;
•	Oversee compliance of all compensation-related disclosure requirements, including producing an annual Compensation Committee Report for inclusion in the Company’s proxy statement in accordance with applicable SEC rules and regulations; and
•	Review and make recommendations to the Board regarding any changes in compensation for directors.

During 2019, the Compensation Committee held two meetings.

The charter for the Compensation Committee may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Governance Documents.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of two of our independent directors: Messrs. Bech, who serves as chairman, and Eppich. The Nominating and Corporate Governance Committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our Board. Among other things, the committee charter calls upon the Nominating and Corporate Governance Committee to: (i) periodically review the size and composition of the Board and recommend to the Board such modifications to its size and/or composition as are determined by the Committee to be necessary or desirable; (ii) recommend to the Board the director nominees for the next annual meeting of stockholders; and (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company.

During 2019, the Nominating and Corporate Governance Committee held one meeting.

The charter for the Nominating and Corporate Governance Committee may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance.

Director Nomination Procedures

Director Qualifications. The Nominating and Corporate Governance Committee believes that each member of the Board must possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders, as well as an inquisitive mind, an objective perspective, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time carrying out their duties and responsibilities effectively. The Nominating and Corporate Governance Committee is committed to diversity on the Board, values diversity and believes the Board should reflect an appropriate diversity of viewpoints, background, experience, ethnicity, gender, culture and other demographics. Prior to the 2021 annual meeting of stockholders, the Nominating and Corporate Governance Committee expects to nominate for the Board’s consideration, and the Board expects to appoint, at least one female director.

Identifying and Evaluating Nominees. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director candidates as outlined above. The skills and personality of each director should fit with those of the other directors in building a Board that is effective, collegial and responsive to the needs of the Company. The Nominating and Corporate Governance Committee may consider candidates for the Board from any reasonable source, including current board members, stockholders, professional search firms or other persons. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates; however, no such consultant or search firm was engaged in the year ended December 31, 2019.

Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “—Director Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be sent in accordance with the provisions of our bylaws and addressed to: Mr. Jan F. Salit, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

Additional information regarding submitting stockholder proposals is set forth in our bylaws. Stockholders may request a copy of our bylaws from the Company’s Secretary at Mr. Jan F. Salit, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

Director Nominees

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors of the Company and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position
Douglas Bech	74	Director (independent)
Robert Cresci	76	Director (independent)
Kelly Eppich	63	Director (independent as of March 12, 2019)
Frank Golay, Jr.	72	Director (independent)
Shaul Kuba	57	Director
Richard Ressler	61	Director and Chairman of the Board
Avraham Shemesh	58	Director

Douglas Bech has served as a director of the Company since March 2014 and as founder and Chief Executive Officer of Raintree Resorts International and its predecessors since August 1997. Raintree owns and operates upscale vacation ownership resorts in Mexico, the United States and Canada. Prior to founding Raintree, Mr. Bech practiced securities and corporate finance law from 1970 until 1997. Mr. Bech also has served as a director of J2 Global, Inc. since November 2000. From August 1988 through November 2000, he served as a director of eFax.com, a company J2 Global, Inc. acquired in November 2000. Mr. Bech also serves as lead director of HollyFrontier Corporation, which was the result of a merger of Frontier Oil Corporation and Holly Corporation in July 2011 and had previously served as a director of Frontier Oil Corporation since 1993. Mr. Bech also served, until February 1, 2016, as an independent trust manager of Moody National REIT II, Inc., a registered, non-traded real estate investment trust that acquires only limited service hotels in the United States. Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of other diverse public companies, and his current experience as a chief executive officer of a private enterprise engaged in marketing, management and consumer finance in three different countries, provides expertise on corporate governance, legal matters and finance, as well as a general business management perspective to the Board.

Robert Cresci has served as a director of the Company since March 2014 and has been a Managing director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of directors of J2 Global, Inc., OFS Capital Corporation, Hancock Park Corporate Income, Inc. and OFS Credit Corp., Inc. Mr. Cresci previously served on the board of directors of Continucare Corporation until 2011, the board of directors of Sepracor, Inc. until 2009 and the boards of directors of Luminex Corporation and Presbia PLC, respectively, until 2019. Mr. Cresci’s extensive knowledge of investment management and accounting from his experience with Pecks Management Partners and his experience serving on other public company boards of directors provides expertise regarding investment strategies, accounting issues and public company matters.

Kelly Eppich has served as a director of the Company since March 2014. Mr. Eppich was a Principal, Investments of CIM Group, L.P until his retirement in February 2019. While Mr. Eppich was at CIM, he served on CIM Group, L.P.’s Investment Committee and Credit Committee. Prior to joining CIM Group, L.P. in 2002, Mr. Eppich served as the Chief Financial Officer of Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of Decurion Corporation/Pacific Theatres. From 1989 to 2000, he was Vice President Finance / Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Brothers. Prior to joining Warner Brothers, Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans, Inc. (1986–1989) and worked for Ernst & Young (1979–1986). Mr. Eppich received a B.S. degree in Finance with an emphasis in Accounting from Weber State University. Mr. Eppich has in-depth knowledge of CIM Urban’s business and operations and has significant experience in the preparation and analysis of financial statements, strategic planning and financial management.

Frank Golay, Jr. has served as a director of the Company since March 2014 and has been associated with Sullivan & Cromwell LLP since September 1977. From 1977 to 1985 he was an associate located in the firm’s New York and London offices. From 1985 to 1988 he was a partner in the firm’s New York office, and from 1988 to 2008 he served as partner in Sullivan & Cromwell LLP’s Los Angeles office. Mr. Golay retired at the end of 2008. Afterwards, he was of counsel to the firm. But in 2016, wishing more completely to retire from the practice of law, Mr. Golay became a senior counsel to Sullivan & Cromwell LLP, and changed his state bar memberships to retired/inactive. Prior to his retirement, Mr. Golay’s practice included numerous securities offerings, including real estate investment trust offerings, merger and acquisition transactions and general corporate advice. He represented both issuers and underwriters, and companies and their financial advisors. Mr. Golay’s clients included Orchard Capital Corporation, J2 Global, Inc. and CIM Group, L.P. Mr. Golay’s extensive legal experience in the securities, mergers and acquisitions, and general corporate fields provides the Board with a strong resource on a variety of important strategic matters.

Shaul Kuba has served as a director of the Company since March 2014. Mr. Kuba, Co-Founder and a Principal of CIM Group, L.P., has been an active real asset owner and operator for over 27 years. Since co-founding CIM Group, L.P. in 1994, Mr. Kuba has been an integral part of building CIM Group, L.P.’s platforms. As a Principal and Head of CIM Group, L.P.’s Development Group, he is actively involved in the development, redevelopment and repositioning of CIM Group, L.P.’s real estate assets. Additionally, Mr. Kuba is instrumental in sourcing new opportunities and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on CIM Group, L.P.’s Investment and Real Asset Management Committees and provides guidance on the diverse opportunities across CIM’s platforms. In addition, Mr. Shemesh serves in the positions set forth below for CCO Group, LLC (“CCO Group”), an affiliate of CIM Group and certain other programs sponsored by CCO Group. Prior to CIM Group, L.P., Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, which developed a wide variety of commercial and multifamily properties in Los Angeles. Mr. Kuba has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate development process and sourcing new transactions as a result of his experience with CIM Group, L.P., including as Co-Founder thereof.

Entity	Position(s)	Dates
Cole Corporate Income Management II, LLC (“CCI II Management”); CIM Real Estate Finance Management, LLC (f/k/a Cole REIT Management IV, LLC) (“CMFT Management”); Cole REIT Management V, LLC (“CCPT V Management”); Cole Corporate Income Management III, LLC (“CCI III Management”); CCO Group; and CREI Advisors, LLC (“CREI Advisors”)	Vice president	February 2018 – Present

Richard Ressler has served as a director of the Company since March 2014. Mr. Ressler is the founder and President of Orchard Capital Corporation (“Orchard Capital”), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group (together with its controlled affiliates, “CIM”), a vertically-integrated owner and operator of real assets, Orchard First Source Asset Management, LLC (together with its controlled affiliates, “OFSAM”), a full-service provider of capital and leveraged finance solutions to U.S. corporations, and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of J2 Global, Inc. and director of Presbia PLC. Mr. Ressler served as Chairman and CEO of J2 Global, Inc. from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of Presbia PLC since January 2015 and as chairman of CMCT since 2014. In addition, Mr. Ressler serves in the positions set forth below for CCO Group, an affiliate of CIM Group and certain other programs sponsored by CCO Group. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its Executive, Investment, Allocation and Real Asset Management Committees and serves on its Credit Committee. CIM Capital, LLC, an affiliate of CIM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee. OCV is a relying adviser of OFS Capital Management, LLC. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE “VGR”) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler has in-depth knowledge of CIM Urban’s business and operations and has extensive experience with, and knowledge of, business management and finance as a result of his experience with CIM, including as Co-Founder thereof.

Entity	Position(s)	Dates
CIM Real Estate Finance Trust, Inc. (f/k/a Cole Credit Property Trust IV, Inc.) (“CMFT”); Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”); and CIM Income NAV, Inc. (f/k/a Cole Real Estate Income Strategy (Daily NAV), Inc.) (“CIM Income NAV”)	Chief executive officer, president and director Chairman of the board and member of the nominating and corporate governance committee for CIM Income NAV	February 2018 – Present August 2018 – Present

Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”)	Director	January 2019 – Present

Cole Credit Property Trust V, Inc. (“CCPT V”)	Director	January 2019 – October 2019

Cole Corporate Income Management III, LLC (“CCI III Management”); CMFT Management; CCI II Management; CCPT V Management; CIM Income NAV Management, LLC (f/k/a Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC) (“CIM Income NAV Management”); CCO Group; and CREI Advisors	Vice President	February 2018– Present

Avraham Shemesh has served as a director of the Company since March 2014. Mr. Shemesh, Co-Founder and a Principal of CIM Group, L.P., has been an active real asset owner and operator for over 27 years. Since co-founding CIM Group, L.P. in 1994, Mr. Shemesh has been instrumental in building CIM Group, L.P.’s real estate, infrastructure and debt platforms. He serves on CIM Group, L.P.’s Investment and Real Asset Management Committees, providing guidance on the diverse opportunities available across CIM’s various platforms. Additionally, Mr. Shemesh is responsible for CIM’s long-time relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication. In addition, Mr. Shemesh serves in the positions set forth below for CCO Group, an affiliate of CIM Group and certain other programs sponsored by CCO Group. Prior to CIM Group, L.P., Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a wide variety of commercial and multifamily properties in Los Angeles. Mr. Shemesh has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate operating process and strategic planning as a result of his experience with CIM Group, L.P., including as Co-Founder thereof.

Entity	Position(s)	Dates
CCIT II	Chief executive officer, president and director Chairman of the board of directors	February 2018 – Present August 2018 – Present

CIM Income NAV and CCIT III	Director	January 2019 – Present
CMFT	Director	March 2019 – Present
CCPT V	Chief executive officer and president Director Chairman of the board of directors and a member of the nominating and corporate governance committee	February 2018 – Present March 2018 – Present August 2018 – Present
CCI II Management; CCI III Management; CMFT Management; CCPT V Management; CIM Income NAV Management; CR V Management; CCO Group; and CREI Advisors	President and treasurer	February 2018 – Present

Director Compensation

The Company uses a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting compensation for the Company’s independent directors of the Board, the Compensation Committee considers, among other things, the substantial time commitment on the part of the directors in fulfilling their duties as well as the skill level it requires of directors. In addition, all directors of the Board are reimbursed by the Company for their expenses related to attending meetings of the Board and its committees.

The independent directors are compensated according to the following schedule:

Annual board retainer	$55,000
Annual audit committee chairman retainer	$20,000

The annual board retainer and the annual audit committee chairman retainer are payable quarterly in advance. No separate retainer is paid for an independent director’s serving as chair of the Compensation Committee or the Nominating and Corporate Governance Committee.

The compensation arrangement for each independent director in 2020 is expected to be substantially the same as the annualized compensation arrangement for the independent directors in 2019, which is set forth in the table below:

Director Compensation in 2019

Name	Fees Earned or Paid in Cash	Share Awards(1)	Total
Robert Cresci	$73,356	$54,999	$128,355
Douglas Bech	53,356	54,999	108,355
Frank Golay, Jr.	53,356	54,999	108,355
Kelly Eppich (2)	43,767	54,999	98,766

(1)	Represents the grant date fair value of the restricted shares or share options, as the case may be, for purposes of ASC Topic 718, Compensation—Stock Compensation. On a pre-Reverse Stock Split basis, each of the independent directors received a grant of 2,667 restricted shares of Common Stock on May 1, 2019 and a grant of 245 restricted shares of Common Stock on July 31, 2019, all of which shares will vest on May 1, 2020. The grant date fair value of the restricted shares is based on the per share closing price of our Common Stock (on a pre-Reverse Stock split basis) on May 1, 2019, which was $18.75, or on July 31, 2019, which was $20.38, as applicable.

(2)	The cash component of Mr. Eppich’s compensation was prorated to reflect only the period during which the Board deemed Mr. Eppich an independent director of the Company.

Messrs. Kuba, Ressler and Shemesh did not receive any cash compensation (other than the reimbursement of expenses related to attending meetings of the Board and its committees) for their service as directors in the year ended December 31, 2019.

Executive Officers

Set forth below are the names of the persons who are our executive officers as of the date of this proxy statement, their ages and their positions with the Company.

Name	Age	Position
David Thompson	56	Chief Executive Officer
Jan F. Salit	69	President and Secretary
Nathan D. DeBacker	40	Chief Financial Officer

David Thompson has been Chief Executive Officer of the Company since March 2019. Mr. Thompson served as the Chief Financial Officer of the Company from March 2014 to March 2019. Mr. Thompson is also a Principal, Chief Financial Officer of CIM Group, L.P. and serves on CIM Group, L.P.’s Investment, Credit and Valuation Committees. He joined CIM Group, L.P. in 2009. In addition, Mr. Thompson serves in the positions set forth below for CCO Group and a program sponsored by CCO Group. Prior to joining CIM Group, L.P. in 2009, Mr. Thompson spent 15 years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance. Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions, as well as significant capital markets experience. Mr. Thompson began his career as a C.P.A. in the Los Angeles office of Arthur Andersen & Co. Mr. Thompson received a B.S. degree in Accounting from the University of Southern California.

Entity	Position(s)	Dates
CCI II Management; CCI III Management; CMFT Management; CCPT V Management; CIM Income NAV Management; CCO Group; and CREI Advisors	Vice president and chief financial officer	February 2018 – Present

CIM Real Assets & Credit Fund	Chief executive officer and trustee	February 2019 – Present

Jan F. Salit has been President and Secretary of the Company since March 2014. Mr. Salit serves on CIM Group, L.P.’s Credit Committee. Mr. Salit was Chief Executive Officer, Chairman of the Board and Secretary of PMC Commercial Trust from October 2012 to March 2014, Treasurer of PMC Commercial Trust from October 2008 to March 2014, Chief Operating Officer of PMC Commercial Trust from October 2008 to October 2012, Executive Vice President of PMC Commercial Trust from June 1993 to October 2012, and Chief Investment Officer and Assistant Secretary of PMC Commercial Trust from January 1994 to October 2012. He was also Executive Vice President of PMC Capital, Inc. (an affiliate of PMC Commercial Trust that merged into PMC Commercial Trust in February 2004) from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital, Inc. from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions, including Executive Vice President and Chief Financial Officer. Mr. Salit began his career in the Investment Department of Mutual Benefit Life from 1972 to 1979. In addition, he was an adjunct professor at Montclair State University and Fairleigh Dickenson University from 1976 to 1979. Mr. Salit received his B.A. degree from Michigan State University and his MBA degree from New York University.

Nathan D. DeBacker has been Chief Financial Officer of the Company since March 2019. Mr. DeBacker has also been the Senior Vice President of Finance & Accounting at CIM Group, L.P. since February 2018 and has been the Chief Financial Officer of CCO Capital, LLC (“CCO Capital”), CIM’s FINRA registered broker-dealer, since February 2018. In addition, Mr. DeBacker serves in positions set forth below for CCO Group, an affiliate of CIM Group and certain other programs sponsored by CCO Group. From August 2016 to February 2018, Mr. DeBacker served as Senior Vice President and Chief Financial Officer, Cole REITs, of VEREIT, Inc. Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to individuals and business organizations, from May 2014 until August 2016. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his Bachelor of Science degree in Accounting from the University of Arizona and is a Certified Public Accountant in Arizona.

Entity	Position(s)	Dates
CCIT II; CCIT III; CMFT; CCPT V; and CIM Income NAV CIM Real Assets & Credit Fund	Chief financial officer and treasurer Chief financial officer	August 2016 – Present February 2019 – Present

CCI II Management; CCI III Management; CMFT Management; CCPT V Management; CIM Income NAV Management; CR V Management; CCO Group; and CREI Advisors	Vice president	February 2018 – Present
CCO Capital	Vice president Chief financial officer	December 2018 – March 2019 February 2018 – December 2018 March 2019 – Present

AUDIT COMMITTEE REPORT

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) of CIM Commercial Trust Corporation, a Maryland corporation (the “Company”). The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee charter is available on the corporate governance section of the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Committee Charters.”

During 2019, the Audit Committee, either through separate private sessions or during its regularly scheduled meetings with the independent registered public accounting firm and the director of internal audit, had candid discussions regarding financial management, legal, accounting, auditing and internal control issues.

The Audit Committee has been provided with updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The updates include discussions with the independent registered public accounting firm about the Company’s internal control assessment process and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with executive management and the director of internal audit the Company’s policies and procedures with respect to risk assessment and risk management.

The Audit Committee recommended to the Board the engagement of BDO as the independent registered public accounting firm for the year ended December 31, 2019, and reviewed (with senior members of the Company’s financial management team and the independent registered public accounting firm) the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee has the sole authority to appoint the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K with management including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent registered public accounting firm, who is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, those matters required to be discussed by the auditors with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence for 2019.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

This report is submitted by the following members of the Audit Committee:

Robert Cresci (chairman)

Douglas Bech

Frank Golay, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis relates to compensation paid to the Company’s named executive officers during fiscal year 2019.

2019 Named Executive Officers

The following individuals were our named executive officers for 2019:

Name	Title
Charles E. Garner II*	Chief Executive Officer
David Thompson*	Chief Executive Officer / Chief Financial Officer
Jan F. Salit	President and Secretary
Nathan D. DeBacker**	Chief Financial Officer

*Mr. Thompson, the Chief Financial Officer of the Company from March 2014 to March 28, 2019, was promoted to the position of Chief Executive Officer of the Company on March 29, 2019. The Board of Directors of the Company and Charles E. Garner II mutually agreed to the resignation of Mr. Garner from his position as Chief Executive Officer of the Company effective as of March 29, 2019. Mr. Garner continues to support the quality and performance of the Company’s portfolio as Co-head of Investments at CIM Group, L.P.

**Mr. Nathan D. DeBacker was appointed as the Chief Financial Officer of the Company on March 29, 2019.

The Company is externally operated by the Operator, an affiliate of CIM Group, L.P. In addition, the Administrator, a subsidiary of CIM Group, provides certain administrative services to the Company and its subsidiaries. Mr. Garner, the Company’s former Chief Executive Officer, Mr. Thompson, the Company’s current Chief Executive Officer and former Chief Financial Officer (from March 2014 to March 28, 2019), and Mr. DeBacker, Chief Financial Officer (from March 29, 2019 to present), are employed by an affiliate of the Operator and the Administrator and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Mr. Garner, Mr. Thompson or Mr. DeBacker any compensation in 2019. Therefore, their compensation is not discussed in this Compensation Discussion and Analysis. Mr. Salit was jointly employed by the Company and CIM SBA Staffing, LLC (“CIM SBA”) during the fiscal year ended December 31, 2019. As discussed in “Related Person Transactions—Transactions with Related Persons,” his cash compensation was paid by CIM SBA, which in turn was partially reimbursed by the Company. Accordingly, his 2019 compensation is described in this Compensation Discussion and Analysis and accompanying tables.

Role of Management in the Compensation-Setting Process

The Chairman of the Board discussed historical compensation practices and the Company’s annual incentive compensation history with Mr. Salit. The Chairman considered Mr. Salit’s input and made recommendations to the Compensation Committee with respect to the amount of Mr. Salit’s 2019 annual incentive compensation and the Compensation Committee made the final determination of such amount.

Stockholder Advisory Vote

Because stockholders expressed support for the Company’s executive compensation programs in 2019 by approving, on an advisory basis, the Company’s 2018 executive compensation and because Mr. Salit’s terms of employment are governed by the terms of his existing employment agreement, the Compensation Committee did not make any changes to the Company’s executive compensation programs in 2019.

Compensation Policies and Practices in Relation to Risk Management

As of December 31, 2019, the Company had five employees. One such employee, Mr. Salit, is jointly employed by the Company and CIM SBA, and the terms of his employment are governed by his existing employment agreement with the Company. Another employee is an officer of the Company. Accordingly, the Compensation Committee does not believe that the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Use of Independent Compensation Consultant

The Compensation Committee did not engage the services of an independent compensation consultant in 2019 when determining Mr. Salit’s 2019 compensation.

Determining 2019 Executive Compensation

As described above, Messrs. Garner, Thompson, and DeBacker are employed and paid by an affiliate of the Operator and the Administrator and, therefore, their 2019 compensation is not discussed in this proxy statement. The Compensation Committee determined the amounts of Mr. Salit’s 2019 annual incentive compensation.

2019 Base Salary

The Board did not make any adjustments to Mr. Salit’s base salary of $450,000 for 2019.

2019 Annual Cash Incentive

No cash incentive was awarded to Mr. Salit for 2019. This determination did not reflect the Company’s performance or the performance of the lending division or Mr. Salit. For 2019, based on an allocation of Mr. Salit’s time spent between matters for the Company and CIM, the Compensation Committee determined that Mr. Salit’s base salary adequately compensated him for his time and effort with respect to the Company. Mr. Salit’s aggregate salary in 2019 from the Company and CIM SBA was $700,000 (including a bonus from CIM SBA but excluding “All Other Compensation” as described in the Summary Compensation Table below). Of that amount (which was initially paid by CIM SBA), the aggregate reimbursable costs relating to the Company were approximately $325,000 for Mr. Salit’s time spent on matters relating to CMCT during the year ended December 31, 2019.

Severance and Change in Control Agreements

Mr. Salit’s employment agreement with the Company provides for a severance payment as specified therein. The employment agreement is discussed in greater detail below in the section entitled “—Potential Payments Upon Termination or Change in Control.”

Other Compensation Plans

A subsidiary of the Company maintained a defined contribution plan that included a defined contribution component and a discretionary contribution component (the “401(k) and Defined Contribution Plan”) that was intended to satisfy the tax qualification requirements of Section 401(a) of the Internal Revenue Code. This plan was transferred to CIM SBA effective January 1, 2015. CIM SBA’s and the Company’s full time employees, including Mr. Salit, were eligible to participate in the 401(k) and Defined Contribution Plan and were permitted to contribute a portion of their eligible compensation (subject to the applicable statutory limits of $19,000, or $25,000 for eligible participants who are 50 or older, in calendar year 2019). While CIM SBA may (but is not required to) make “matching contributions” under the 401(k) and Defined Contribution Plan, none were made during fiscal 2019. In lieu of matching contributions, CIM SBA elected to make a discretionary contribution of $280,000 in the aggregate in January 2020 to all employees of CIM SBA and the Company, of which $170,000 was recorded as an expense by the Company for the year ended December 31, 2019. Contributions to the 401(k) and Defined Contribution Plan are available to all full-time employees of CIM SBA who meet the eligibility requirements of the plan. In general, vesting in the Defined Contribution Plan occurs ratably between the second and sixth year of employment.

Tax Considerations

Internal Revenue Code Section 162(m) generally limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000 in any one year. The exemption from Section 162(m)’s deduction limit for performance based compensation has generally been repealed pursuant to the Tax Cut and Jobs Act of 2017, effective for years beginning after December 31, 2017, and the group of covered executive officers has been expanded to include the chief financial officer and certain former executive officers. Therefore, compensation (including performance-based compensation) paid to covered executive officers in excess of $1,000,000 in calendar year 2018 and subsequent calendar years generally will not be deductible unless it qualifies for transition relief. In 2019, the Compensation Committee was aware of the impact of the Tax Cuts and Jobs Act of 2017, but our named executive officers did not receive compensation in excess of the $1,000,000 limit. The Compensation Committee will continue to consider the tax consequences when determining named executive officer compensation, including in light of the changes to Section 162(m) under the Tax Cuts and Jobs Act of 2017. As in the past, the Board, upon the recommendation of the Compensation Committee, reserves the right to make compensation payments that are nondeductible.

Hedging and Pledging Restrictions

The Company believes it is inappropriate for any director, officer or employee of the Company to enter into speculative transactions in the Company’s equity securities. The Company’s Trading Policy prohibits all such persons, and members of their households or immediate family (spouse and minor children), from engaging in all speculative financial transactions involving securities of the Company, including buying and selling put and call options or engaging in short selling, and hedging transactions with respect to securities of the Company, including purchasing financial instruments or entering into transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of equity securities of the Company. Holding and exercising options or other securities granted under any equity incentive plan of the Company are not prohibited by the Company’s Trading Policy.

Additionally, the Company’s Trading Policy permits pledging of securities of the Company only with the approval of an attorney designated by the Company.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of two of our independent directors. Neither of them (1) has at any time served as an officer or employee of the Company or (2) has or had any relationship requiring disclosure pursuant to the SEC’s rules regarding related party transactions (i.e., Item 404(a) of Regulation S-K). None of our executive officers has served as a director or member of the Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report

The Compensation Committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in the proxy statement on Schedule 14A related to the 2020 annual meeting of common stockholders of the Company for filing with the SEC.

COMPENSATION COMMITTEE

Frank Golay, Chairman

Douglas Bech

Summary Compensation Table

The table below sets forth information concerning compensation of each of our named executive officers for the years ended December 31, 2019, 2018 and 2017, respectively. As described in the Compensation Discussion and Analysis, Messrs. Garner, Thompson and DeBacker are employed by an affiliate of the Operator and the Administrator and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Messrs. Garner, Thompson, and DeBacker any compensation in 2019. The Company has an employment agreement with Mr. Salit, which is described below under “—Potential Payments Upon Termination or Change in Control.” As described in the Compensation Discussion and Analysis, Mr. Salit’s cash compensation was paid by CIM SBA in 2019. As described above, of the compensation paid by CIM SBA in 2019, approximately $325,000 has been or will be reimbursed by the Company to CIM SBA for Mr. Salit’s time on matters relating to CMCT during the year ended December 31, 2019.

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards	All Other Compensation(3)	Total
Charles E. Garner II	2019	$—	$—	$—	$—	$—
Chief Executive Officer*	2018	—	—	—	—	—
	2017	—	—	—	—	—
David Thompson	2019	—	—	—	—	—
Chief Financial Officer and Chief Executive Officer*	2018	—	—	—	—	—
	2017	—	—	—	—	—
Jan F. Salit (1)	2019	450,000	250,000	—	54,886	754,886
President and Secretary	2018	450,000	250,000	—	54,525	754,525
	2017	450,000	200,000	—	54,777	704,777
Nathan D. DeBacker	2019	—	—	—	—	—
Chief Financial Officer*	2018	—	—	—	—	—
	2017	—	—	—	—	—

*	On March 29, 2019, Mr. Thompson, the Chief Financial Officer of the Company from March 2014 to March 2019, was promoted to the position of Chief Executive Officer of the Company and Mr. DeBacker was appointed as the Chief Financial Officer of the Company. The Board of Directors of the Company and Charles E. Garner II mutually agreed to the resignation of Mr. Garner from his position as Chief Executive Officer of the Company effective as of March 29, 2019. Mr. Garner continues to support the quality and performance of the Company’s portfolio as Co-head of Investments at CIM Group, L.P.

(1)	These amounts represent the aggregate amount of compensation earned for services rendered pursuant to Mr. Salit’s employment agreement with the Company. Mr. Salit performed services for CIM Group and its affiliates from time to time in 2017 through 2019. The Company only records expense for amounts paid by CIM SBA for services rendered by Mr. Salit on behalf of the Company. As a result, the expense the Company recorded for Mr. Salit’s time was approximately $325,000, $412,000 and $477,000 for the years ended December 31, 2019, 2018 and 2017, respectively. Of the $325,000 recorded by the Company for services rendered by Mr. Salit on behalf of the Company during the year ended December 31, 2019, approximately $126,000 remained outstanding as of December 31, 2019.

(2)	Mr. Salit did not receive any cash incentive from the Company for 2019 as described in “—Compensation Discussion and Analysis—Determining 2019 Executive Compensation—2019 Annual Cash Incentive.” The bonuses of $250,000, $250,000 and $200,000 for 2019, 2018 and 2017, respectively, included in the table were in each case paid by CIM SBA. Please also see footnote (1) above.

(3)	See table below for a breakdown of all other compensation.

All other compensation paid to the Company’s named executive officers in the table above consisted of the following:

Name	Year	Unused Vacation Pay	Tax Qualified 401(k) Plan		Automobile Allowance	Other	Total
Jan F. Salit	2019	$21,635	$26,651	(1)	$6,600	$—	$54,886
	2018	21,635	26,290	(1)	6,600	—	54,525
	2017	21,635	26,542	(1)	6,600	—	54,777

(1)	CIM Group, on behalf of CIM SBA, has reimbursed and will reimburse the Company for a portion of the amounts for the years ended December 31, 2019, 2018 and 2017 for the time that Mr. Salit spent on matters relating to CIM. The reimbursable amount is included as part of the amounts identified in Note 1 to the Summary Compensation Table above.

Grants of Plan-Based Awards

There were no grants of equity awards to our named executive officers during 2019.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards as of December 31, 2019.

Option Exercises and Stock Vested in 2019

There were no restricted share awards that vested during the fiscal year ended December 31, 2019.

Potential Payments Upon Termination or Change in Control

Mr. Salit is party to an executive employment agreement (an “Executive Employment Agreement”) that became effective on March 11, 2014. Under the Executive Employment Agreement, Mr. Salit is entitled to a minimum annual salary of $425,000. The Compensation Committee may recommend that the Board, in its discretion, increase such annual base salary and/or also consider bonus compensation. The Executive Employment Agreement also entitles Mr. Salit to health insurance coverage for himself, his wife and his dependent children, and a monthly automobile allowance of $550.

If Mr. Salit is unable to perform his services due to illness or total incapacity (to be determined based on standards similar to those utilized by the U.S. Social Security Administration), the Executive Employment Agreement entitles Mr. Salit to receive his full salary for up to one year of such incapacity, reduced by any amounts paid by any Company-provided insurance. If Mr. Salit’s total incapacity continues beyond one year and he is not thereafter able to devote full time to his employment with the Company, then his employment and his Executive Employment Agreement will terminate.

If Mr. Salit dies during his employment with the Company before reaching the age of seventy, his estate will be entitled to a payment of two times his annual salary plus unused vacation pay. The Company-paid amount of such death benefits will be made over the course of twelve months, offset by any amounts paid under any group life insurance issued by the Company.

In the event that Mr. Salit’s employment is terminated by the Company for “cause” (as defined below), or if Mr. Salit resigns his employment with the Company, he will be entitled to receive only his base salary then in effect, prorated to the date of termination, and all benefits accrued through the date of termination. If the Company terminates Mr. Salit’s employment without Cause, Mr. Salit will be entitled to receive a severance payment in an amount equal to his annual base salary then in effect, to be paid out in a lump sum on the 60th day following his termination date, conditioned upon the execution of a general release of claims.

For purposes of the Executive Employment Agreement, “cause” means (1) the intentional, unapproved material misuse of corporate funds, (2) professional incompetence or (3) acts or omissions constituting gross negligence or willful misconduct of executive’s obligations or otherwise relating to the business of the Company.

Assuming all vacation days are taken and all reasonable business expenses have been reimbursed, based on the Company’s best estimate, assuming the applicable scenario occurred on December 31, 2019, the Company would have owed Mr. Salit $900,000 (representing two times his annual base salary) if he died, $450,000 (representing his annual base salary) if he became disabled or if the Company terminated his employment without Cause.

Equity Incentive Plan Compensation and Awards

There were no equity awards granted to Mr. Salit during the year ended December 31, 2019.

RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Asset Management and Other Fees to Related Parties

In December 2015, CIM Urban and CIM Capital, LLC (formerly CIM Investment Advisors, LLC), an affiliate of CIM Group (“CIM Capital”), entered into an Investment Management Agreement, pursuant to which CIM Urban engaged CIM Capital to provide certain services to CIM Urban. On January 1, 2019, CIM Capital assigned its duties under the Investment Management Agreement to its four wholly-owned subsidiaries: CIM Capital Securities Management, LLC, a securities manager, CIM Capital RE Debt Management, LLC, a debt manager, CIM Capital Controlled Company Management, LLC, a controlled company manager, and CIM Capital Real Property Management, LLC, a real property manager. The "Operator" refers to CIM Investment Advisors, LLC from December 10, 2015 to December 31, 2018 and to CIM Capital and its four wholly-owned subsidiaries on and after January 1, 2019. For the years ended December 31, 2019 and December 31, 2018, the Operator earned asset management fees of $12,019,000 and $17,880,000, respectively. For the first half of 2020, the Company will seek (subject to the agreement of the Operator) to pay such management fees in shares of Common Stock. For the second half of 2020, the Company may seek to do so as well (subject to the agreement of the Operator and the approval of a special committee consisting of the independent members of the Board).

Affiliates of CIM Group (collectively, the “CIM Management Entities”) provide property management, leasing, and development services to CIM Urban. The CIM Management Entities earned property management fees, which are included in rental and other property operating expenses, totaling $2,562,000 and $4,365,000 for the years ended December 31, 2019 and 2018, respectively. CIM Urban also reimbursed the CIM Management Entities $5,852,000 and $6,065,000 during the years ended December 31, 2019 and 2018, respectively, for onsite management costs incurred on behalf of CIM Urban, which are included in rental and other property operating expenses. The CIM Management Entities earned leasing commissions of $658,000 and $1,548,000 for the years ended December 31, 2019 and 2018, respectively, which were capitalized to deferred charges. In addition, the CIM Management Entities earned construction management fees of $525,000 and $580,000 for the years ended December 31, 2019 and 2018, respectively, which were capitalized to investments in real estate.

On March 11, 2014, CIM Commercial and its subsidiaries entered into the Master Services Agreement with the Administrator pursuant to which the Administrator provides or arranges for other service providers to provide management and administration services to CIM Commercial and its subsidiaries. Pursuant to the Master Services Agreement, we appointed an affiliate of CIM Group as the administrator of Urban Partners GP, LLC. Under the Master Services Agreement, CIM Commercial pays a base service fee (the “Base Service Fee”) to the Administrator initially set at $1,000,000 per year (subject to an annual escalation by a specified inflation factor beginning on January 1, 2015), payable quarterly in arrears. For the years ended December 31, 2019 and 2018, the Administrator earned a Base Service Fee of $1,102,000 and $1,079,000, respectively. For the first half of 2020, the Company will seek (subject to the agreement of the Administrator) to pay the Base Service Fee in shares of Common Stock. For the second half of 2020, the Company may seek to do so as well (subject to the agreement of the Administrator and the approval of a special committee consisting of the independent members of the Board). In addition, pursuant to the terms of the Master Services Agreement, the Administrator may receive compensation and/or reimbursement for performing certain services for CIM Commercial and its subsidiaries that are not covered by the Base Service Fee. During the years ended December 31, 2019 and 2018, such services performed by the Administrator and its affiliates included accounting, tax, reporting, internal audit, legal, compliance, risk management, IT, human resources, corporate communications, and from and after September 2018, operational and on-going support in connection with the Company’s offering of Series A Preferred Stock. The Administrator’s compensation is based on the salaries and benefits of the employees of the Administrator and/or its affiliates who performed these services (allocated based on the percentage of time spent on the affairs of CIM Commercial and its subsidiaries). For the years ended December 31, 2019 and 2018, we expensed $2,577,000 and $2,783,000, respectively, for such services, which are included in asset management and other fees to related parties.

On January 1, 2015, CIM Commercial entered into a Staffing and Reimbursement Agreement with CIM SBA, an affiliate of CIM Group, and our subsidiary, PMC Commercial Lending, LLC. The agreement provides that CIM SBA will provide personnel and resources to the Company and the Company will reimburse CIM SBA for the costs and expenses of providing such personnel and resources. For the years ended December 31, 2019 and 2018, the Company incurred expenses related to services subject to reimbursement by the Company under the agreement of $2,382,000 and $2,445,000, respectively, included as asset management and other fees to related parties for lending segment costs, and $223,000 and $264,000, respectively, for corporate services, which are included in asset management and other fees to related parties. In addition, for the years ended December 31, 2019 and 2018, the Company deferred personnel costs of $112,000 and $330,000, respectively, associated with services provided for originating loans.

On May 10, 2018, the Company entered into the wholesaling agreement (the “Wholesaling Agreement”) with International Assets Advisors, LLC (“IAA”) and CCO Capital. CCO Capital is a registered broker dealer and is under common control with the Operator and the Administrator. IAA was the exclusive dealer manager for the Company’s public offering of units, with each unit consisting of (i) one share of Series A Preferred Stock and (ii) one warrant to purchase 0.25 of a share of Common Stock until May 31, 2019 (the “Series A Preferred Units”). Under the Wholesaling Agreement, among other things, CCO Capital, in its capacity as the wholesaler for the offering, assisted IAA with the sale of Series A Preferred Units. In exchange for such services, IAA paid CCO Capital a fee equal to 2.75% of the selling price of each Series A Preferred Unit for which a sale was completed, reduced by any applicable fee reallowances payable to soliciting dealers pursuant to separate soliciting dealer agreements between IAA and soliciting dealers. The foregoing fee was reduced, and may have been exceeded, by a fixed monthly payment by CCO Capital to IAA for IAA’s services in connection with periodic closings and settlements for the offering.

On May 31, 2019, the Company, IAA and CCO Capital entered into an Amendment, Assignment and Assumption Agreement (the “Assignment Agreement”), pursuant to which CCO Capital assumed all of the rights and obligations of IAA under the dealer manager agreement, dated as of June 28, 2016, as amended, by and between the Company and IAA. As a result of the Assignment Agreement, CCO Capital became the exclusive dealer manager for the Company’s public offering of the Series A Preferred Units effective as of May 31, 2019. In connection with the execution of the Assignment Agreement, the Company terminated the Wholesaling Agreement effective as of May 31, 2019. At December 31, 2019 and 2018, $621,000 and $200,000, respectively, was included in deferred costs for CCO Capital fees, of which $169,000 and $138,000, respectively, was included in due to related parties. CCO Capital incurred issuance-specific costs of $700,000, which were allocated to the Series A Preferred Stock for the year ended December 31, 2019. The Company terminated its offering of the Series A Preferred Units in January 2020.

On January 28, 2020, the Company entered into the Second Amended and Restated Dealer Manager Agreement, pursuant to which CCO Capital acts as the exclusive dealer manager for the Company’s public offering of its Series A Preferred Stock and Series D Preferred Stock. In connection with such agreement, the Assignment Agreement was terminated effective as of January 28, 2020. On April 9, 2020, the Company entered into an Amendment No. 1 to the Second Amended and Restated Dealer Manager Agreement pursuant to which the selling commissions payable to CCO Capital increased from up to 5.50% to up to 7.00% of the gross offering proceeds from shares of Series A Preferred Stock sold in the offering, subject to limited exceptions.

Other

On October 1, 2015, an affiliate of CIM Group entered into a 5-year lease renewal with respect to a property owned by the Company, which lease was amended to a month-to-month term in February 2019. For the years ended December 31, 2019 and 2018, the Company recorded rental and other property income related to this tenant of $112,000 and $108,000, respectively.

On May 15, 2019, CIM Group entered into an approximately eleven-year lease for approximately 32,000 rentable square feet with respect to a property owned by the Company. The lease was amended on August 7, 2019 to reduce the rentable square feet to approximately 30,000 rentable square feet. For the years ended December 31, 2019 and December 31, 2018, we recorded rental and other property income related to this tenant of $932,000 and $0, respectively.

Review, Approval and Ratification of Transactions with Related Persons

The Board has adopted a written related person transaction policy. Under the policy, a “Related Person Transaction” includes certain transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and in which a related person had, has or will have a direct or indirect material interest.

A “Related Person” is:

Any person who was in any of the following categories during the applicable period:

•	a director or nominee for director;

•	any executive officer; or

•	any immediate family member of a director or executive officer, or of any nominee for director, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, or nominee for director and any person (other than a tenant or employee) sharing the household of such security holder.

Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	any person who is known to the Company to be the beneficial owner of more than 5% of our shares; and

•	any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder and any person (other than a tenant or employee) sharing the household of such security holder.

A person who has a position or relationship within a firm, corporation or other entity that engages in a transaction with the Company will not be deemed to have an “indirect material interest” within the meaning of “Related Person Transaction” when:

The interest arises only:

•	from such person’s position as a director of another corporation or organization that is a party to the transaction; or

•	from the direct or indirect ownership by such person and all other persons specified in the definition of “Related Person” in the aggregate of less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

•	from both such position and ownership; or

•	from such person’s position as a limited partner in a partnership in which the person and all other persons specified in the definition of “Related Person” have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

Each of the Company’s executive officers is encouraged to help identify any potential Related Person Transaction.

If a new Related Person Transaction is identified, it will initially be brought to the attention of the Chief Financial Officer, who will then prepare a recommendation to the Board and/or a committee thereof regarding whether the proposed transaction is reasonable and fair to the Company.

A committee comprised solely of independent directors, who are also independent of the Related Person Transaction in question, will determine whether to approve a Related Person Transaction. In general, the committee will only approve or ratify a Related Person Transaction if it determines, among other things, that the Related Person Transaction is reasonable and fair to the Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, directors and any person who beneficially owns 10% or more of the shares of any class of our equity securities are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Except as set forth in the next sentence, based solely upon a review of these reports, and upon representations from our executive officers and directors and beneficial owners of more than 10% of shares of our Common Stock, we believe that all SEC filing requirements applicable to such persons were satisfied on a timely basis during the fiscal year ended December 31, 2019. The Company believes that Messrs. Kuba, Ressler and Shemesh each failed to file one Form 4 and a 10% holder of shares of its Common Stock failed to file a Form 3 during 2019 in respect of their respective acquisitions of shares of our Common Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO was appointed to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Although ratification of the appointment of BDO by our stockholders is not required, the Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

We expect representatives of BDO to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

Principal Accounting Firm Fees

Aggregate fees for services rendered to the Company for the years ended December 31, 2019 and 2018 by the Company’s principal accounting firm for such years, BDO, were as follows:

	2019	2018
Audit Fees(1)	$908,722	$1,104,895
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$908,772	$1,104,895

(1)	Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) the statutory audits of the financial statements of two subsidiaries of the Company in 2019 and 2018, (iii) the review of financial statements included in its quarterly reports on Form 10-Q (iv) procedures related to consents and assistance with and review of documents filed with the SEC, (v) other services related to (and necessary for) the audit of the Company’s financial statements and (vi) agreed-upon-procedures in 2019 and 2018 in connection with a securitization completed by a subsidiary of the Company in 2018.

Pre-Approval Policies

The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our outside auditors. The Audit Committee pre-approved all audit services provided by our outside auditors during fiscal years 2019 and 2018 and the fees paid for such services. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

OTHER MATTERS

Management does not intend to present any business at the Annual Meeting not mentioned in this proxy statement, and at the time of preparation of this proxy statement knows of no other business to be presented. If any other matters are properly brought before the Annual Meeting, the appointed proxies will vote all proxies on such matters in their discretion.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

The deadline for submission of stockholder proposals in our proxy statement and form of proxy for the annual meeting of stockholders of the Company to be held in 2021 (the “2021 Annual Meeting”), calculated in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), is December 17, 2020. Any such proposal must also comply with the other requirements of Rule 14a-8.

Under our current bylaws, a stockholder is only eligible to submit a stockholder proposal, including a proposal for the nomination of one or more directors, outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record both at the time of giving notice and at the time of the 2021 Annual Meeting, (2) is entitled to vote at the 2021 Annual Meeting, and (3) satisfies the requirements in our current bylaws with respect to such proposal. Our current bylaws require that such stockholder provide timely notice of the proposal or nomination, including all of the information required by our current bylaws, to the Company, addressed to Mr. Jan F. Salit, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252. To be timely under our current bylaws, we generally must receive advance notice of the proposal no earlier than November 17, 2020 and no later than 5:00 p.m., Eastern Time, on December 17, 2020. However, in the event that the 2021 Annual Meeting is held before April 7, 2021 or after June 6, 2021, advance notice will be timely if received by the Company no earlier than 150 days prior to the date of the 2021 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of (a) 120 days prior to the date of the 2021 Annual Meeting and (b) the tenth day following the day on which we first made a public announcement of the date of the 2021 Annual Meeting.

AVAILABILITY OF DOCUMENTS

We have provided, without charge, to each person being solicited by this proxy statement, a copy of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2019, including the consolidated financial statements contained therein (excluding exhibits thereto). Upon the written request by any person being solicited by this proxy statement, we will provide upon the payment of a reasonable fee as we may specify to cover our expenses copies of the exhibits to the Annual Report on Form 10-K. All requests should be directed to the Company’s Shareholder Relations Department by writing to 17950 Preston Road, Suite 600, Dallas, Texas 75252 or e-mailing shareholders@cimcommercial.com.

REDUCE DUPLICATE MAILINGS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. A number of brokers with account holders who are stockholders of the Company “household” the Company’s proxy materials in this manner. If you are an affected shareholder and no longer wish to participate in householding, or if you are receiving multiple copies of the proxy statement or the Notice and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or our transfer agent, American Stock Transfer and Trust, at 6201 15th Avenue, Brooklyn, NY 11219 or (800) 937-5449, if you are the record holder of your shares.

Additionally, we will deliver promptly to any affected stockholder an additional copy of the proxy statement, annual report and/or Notice Internet Availability of Proxy Materials, as applicable, upon a written or oral request made to the Shareholder Relations Department of the Company at 17950 Preston Road, Suite 600, Dallas, Texas 75252 or (972) 349-3200.

WHERE YOU CAN FIND MORE INFORMATION

If you have questions about the proposals to be presented at the Annual Meeting, you should contact CIM Commercial by telephone or in writing:

CIM Commercial Trust Corporation

17950 Preston Road, Suite 600

Dallas, Texas 75252

Attention: Shareholder Relations

(972) 349-3200

ANNUAL MEETING OF STOCKHOLDERS OF

CIM COMMERCIAL TRUST CORPORATION

May 7, 2020

GO GREEN

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at https://shareholders.cimcommercial.com/sec-filings.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Item 1.	To consider and elect seven members of CIM Commercial’s board of directors, each to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualify.		Item 2.	To consider and approve the ratification of BDO as CIM Commercial’s auditor for the fiscal year ending December 31, 2020.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:	The Board recommends you vote “FOR” the approval of the ratification of BDO.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) Douglas Bech ( ) Robert Cresci ( ) Kelly Eppich ( ) Frank Golay ( ) Shaul Kuba ( ) Richard Ressler ( ) Avraham Shemesh	Item 3.	To consider and approve, by a non-binding advisory vote, the executive compensation of our named executive officers, as described in our proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)		The Board recommends you vote “FOR” the approval of the resolution on compensation of our named executive officers, as described in CIM Commercial’s proxy statement.
The Board recommends you vote “FOR” each of the director nominees.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐			UPON THE PROPER EXECUTION AND DELIVERY OF THIS PROXY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, BUT NO DIRECTION IN RESPECT OF A GIVEN PROPOSAL IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED IN RESPECT OF SUCH PROPOSAL WILL BE CAST AS RECOMMENDED BY THE BOARD. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from CIM Commercial of a Notice of Annual Meeting of Stockholders and a proxy statement.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CIM COMMERCIAL TRUST CORPORATION

The undersigned stockholder of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial”), hereby appoints David Thompson, Jan F. Salit and Nathan D. DeBacker, or any of them, with power of substitution, as proxy and attorney-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of CIM Commercial, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of CIM Commercial to be held virtually at 4:30 p.m., Pacific Time, on May 7, 2020 or any postponement or adjournment thereof, with all powers that the undersigned would possess if present at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and a proxy statement for the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference.

(Continued and to be signed on the reverse side)

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